Exhibit 5.1

355 South Grand Avenue Los Angeles, California 90071-1560 Tel: +1.213.485.1234 Fax: +1.213.891.8763 www.lw.com FIRM / AFFILIATE OFFICES
January 28, 2014	Abu Dhabi Barcelona Beijing Boston Brussels Chicago	Milan Moscow Munich New Jersey New York Orange County
Rentech Nitrogen Partners, L.P. 10877 Wilshire Boulevard, Suite 600 Los Angeles, California 90024	Doha Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London	Paris Riyadh Rome San Diego San Francisco Shanghai Silicon Valley Singapore
Re: Registration Statement on Form S-3	Los Angeles Madrid	Tokyo Washington, D.C.

Ladies and Gentlemen:

We have acted as special counsel to Rentech Nitrogen Partners, L.P., a Delaware limited partnership (the “Partnership”), Rentech Finance Corporation, a Delaware corporation (the “Finance Corp” and, collectively with the Partnership, the “Issuers”), Rentech Nitrogen Holdings, Inc., a Delaware corporation (the “Selling Unitholder”), and the entities listed on Schedule I hereto (collectively, the “Guarantors”) in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of the Post-Effective Amendment No. 1 to the registration statement on Form S-3 filed by the Partnership on April 4, 2013 (as amended, the “Registration Statement”), including the base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the (i) Issuers of up to $256,500,000 in aggregate initial offering price of (a) common units representing limited partner interests in the Partnership (“Primary Common Units”) and (b) one or more series of the Issuers’ debt securities (collectively, “Debt Securities”), which may be guaranteed (the “Guarantees”) by one or more of the Guarantors and (ii) Selling Unitholder of up to 12,500,000 common units representing limited partner interests in the Partnership held by the Selling Unitholder (the “Secondary Common Units”). The Debt Securities and any Guarantees may be issued under an Indenture, dated as of April 4, 2013, among the Issuers, as co-issuers, Wells Fargo Bank, N.A., as trustee, and the Guarantors (which is incorporated by reference as Exhibit 4.1 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such Indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”). The Primary Common Units, Debt Securities, Guarantees and Secondary Common Units, plus any additional Primary Common Units, Debt Securities, Guarantees and Secondary Common Units, that may be registered pursuant to any subsequent registration statement that the Issuers may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Issuers contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

January 28, 2014

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Finance Corp, the general partner of the Partnership, the members of the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), and with respect to the opinions set forth in paragraphs 2 and 3 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When an issuance of Primary Common Units has been duly authorized by all necessary limited partnership action of the Partnership, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement or the applicable Prospectus and by such limited partnership action, such Primary Common Units will be validly issued and, under the Delaware Act, purchasers of the Primary Common Units will have no obligation to make further payments for their purchase of Primary Common Units or contributions to the Partnership solely by reason of their ownership of Primary Common Units or their status as limited partners of the Partnership, and will have no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

2. When the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary limited partnership or corporate action, as applicable, of the Issuers, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the Registration Statement and the applicable Prospectus and by such limited partnership or corporate action, such Debt Securities will be the legally valid and binding obligations of each Issuer, enforceable against such Issuer in accordance with their terms.

3. When the specific terms of the Guarantees and the related Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary limited partnership, corporate or limited liability company action, as applicable, of the Issuers and each of the Guarantors, such Guarantees have been duly executed and delivered in accordance with the terms of the Applicable Indenture and in the manner contemplated by the Registration Statement and the applicable Prospectus and by such limited liability company action, and the Debt Securities have been duly executed, authenticated, issued

January 28, 2014

and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the Registration Statement and the applicable Prospectus and by such limited partnership or corporate action, such Guarantees will be the legally valid and binding obligations of each such Guarantor, enforceable against such Guarantor in accordance with their terms.

4. The Secondary Common Units have been validly issued and, under the Delaware Act, purchasers of the Secondary Common Units will not have an obligation to make payments for their purchase of the Secondary Common Units or contributions to the Partnership solely by reason of their ownership of the Secondary Common Units or their status as limited partners of the Partnership, and will have no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modifications constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

January 28, 2014

With your consent, we have assumed (a) that each of the Debt Securities, the Guarantees and the Applicable Indenture (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto other than, in the case of the Applicable Indenture, the Issuers and the Guarantors, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Issuers and the Guarantors, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Post-Effective Amendment No. 1 to the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of the Securities.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

Schedule I

Guarantors

1.	Rentech Nitrogen, LLC, a Delaware limited liability company

2.	Rentech Nitrogen Pasadena Holdings, LLC, a Delaware limited liability company

3.	Rentech Nitrogen Pasadena, LLC, a Delaware limited liability company